UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2013

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2013, Kennedy-Wilson, Inc., a wholly owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company”) entered into a Consulting Agreement with Barry S. Schlesinger, the Company’s Chief Administrative Officer, and CV I R.E. Services, LLC (collectively, the “Consultant”). Pursuant to the Consulting Agreement, the Consultant will render consulting services to the Company in return for a consulting fee of fifty-thousand dollars per month, together with reimbursement of certain approved expenses. The Consulting Agreement has an initial term of three years and may be extended for successive one-year terms, unless either party elects not to renew the term. Either party may terminate the Consulting Agreement at any time during the term of the agreement with thirty days’ prior notice to the other party.

The above description of the Consulting Agreement is a summary and is qualified in its entirety by reference to the actual terms of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CETAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 31, 2013, Barry S. Schlesinger resigned as Chief Administrative Officer and Secretary of the Company and has agreed to provide consulting services to the Company as described above.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Consulting Agreement dated December 31, 2013 by and between Kennedy-Wilson, Inc., Barry S. Schlesinger and CV I R.E. Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: December 31, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement dated December 31, 2013 by and between Kennedy-Wilson, Inc., Barry S. Schlesinger and CV I R.E. Services, LLC.